Exhibit 99.2

Operating Results Scorecard As of December 31, 2011

	Q1-09	Q2-09	Q3-09	Q4-09	2009	Q1-10	Q2-10	Q3-10	Q4-10	2010	Q1-11	Q2-11	Q3-11	Q4-11	2011
Revenue (millions)
US	$49.4	$52.0	$50.5	$48.8	$200.8	$44.7	$43.4	$40.8	$38.7	$167.7	$34.0	$30.2	$25.3	$23.1	$112.6
Canada	19.2	19.2	18.8	19.1	76.3	18.1	16.4	15.2	14.3	64.0	13.5	12.9	9.9	8.1	$44.5
Offshore	2.2	2.0	3.2	4.6	11.9	4.6	7.8	9.6	11.7	33.7	12.0	14.0	16.5	19.9	$62.4
Company Total	$70.7	$73.3	$72.5	$72.5	$289.0	$67.4	$67.7	$65.6	$64.7	$265.4	$59.5	$57.1	$51.7	$51.1	$219.5

Revenue %
US	69.8%	71.0%	69.7%	67.4%	69.5%	66.3%	64.1%	62.3%	59.8%	63.2%	57.2%	52.8%	48.9%	45.1%	51.3%
Canada	27.1%	26.2%	25.9%	26.3%	26.4%	26.8%	24.3%	23.1%	22.1%	24.1%	22.6%	22.6%	19.2%	15.9%	20.2%
Offshore	3.1%	2.8%	4.4%	6.3%	4.1%	6.9%	11.6%	14.6%	18.0%	12.7%	20.2%	24.5%	32.0%	39.0%	28.5%
Company Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Gross Profit (millions)
US	$8.8	$10.1	$9.8	$7.7	$36.3	$6.8	$6.6	$6.2	$5.4	$25.0	$5.3	$3.9	$1.6	$1.8	$12.6
Canada	1.7	3.3	3.4	3.1	11.9	1.6	1.6	0.8	0.2	4.1	1.1	1.4	0.4	0.3	$3.2
Offshore	0.2	(0.2)	0.2	1.0	0.9	(1.2)	(0.5)	(0.4)	0.7	(1.4)	1.0	1.0	1.8	3.4	$7.2
Company Total	$10.7	$13.1	$13.5	$11.8	$49.1	$7.1	$7.6	$6.6	$6.3	$27.7	$7.4	$6.3	$3.8	$5.5	$23.0

Gross Profit %
US	17.8%	19.4%	19.5%	15.8%	18.1%	15.2%	15.2%	15.1%	14.0%	14.9%	15.5%	12.9%	6.5%	8.0%	11.2%
Canada	9.1%	17.0%	18.1%	16.1%	15.6%	8.6%	9.6%	5.5%	1.2%	6.5%	8.0%	10.7%	3.8%	4.0%	7.1%
Offshore	8.3%	-11.1%	7.1%	22.1%	7.6%	-25.9%	-6.7%	-3.9%	6.1%	-4.1%	8.6%	7.3%	10.6%	16.9%	11.5%
Company Total	15.2%	17.9%	18.6%	16.2%	17.0%	10.6%	11.3%	10.1%	9.7%	10.4%	12.4%	11.0%	7.3%	10.8%	10.5%